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                                                                    Exhibit 99.1
[LOGO] Endurance

                                        Contacts
                                        Massa B. Cressall, Investor Relations
                                        Phone: (441) 278-0988
                                        Email: mcressall@endurance.bm

                                        Marianne Walsh, Corporate Communications
                                        Phone: (441) 278-0420
                                        Email: mwalsh@endurance.bm

ENDURANCE SPECIALTY HOLDINGS EARNS $26.8 MILLION IN THIRD QUARTER OF 2004; EXPECTS TO MEET OR EXCEED UPPER END OF ROE GUIDANCE FOR 2004

PEMBROKE, Bermuda - October 27, 2004 - Endurance Specialty Holdings Ltd. (NYSE:ENH), today reported net income of $26.8 million or $0.40 per diluted share for the third quarter of 2004 versus net income of $56.5 million or $0.83 per diluted share in the third quarter of 2003. In the third quarter of 2004, operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, was $23.7 million or $0.36 per diluted share versus $55.2 million or $0.81 per diluted share in the third quarter of 2003. For the nine months ended September 30, 2004, net income was $242.5 million or $3.58 per diluted share versus net income of $174.5 million or $2.68 per diluted share for the first half of 2003. Operating income for the first nine months of 2004 was $240.0 million or $3.54 per diluted share, up 43.1% from the first nine months of 2003.

Annualized operating return on average equity during the third quarter of 2004 was 5.4% and annualized operating return on average equity for the nine months ended September 30, 2004 was 18.7%.

Kenneth J. LeStrange, Chairman and Chief Executive Officer, commented, "We are pleased that we have produced a profitable overall result for our shareholders this quarter, despite the magnitude of industry-wide catastrophe losses this hurricane season. Our strategy of portfolio diversification and disciplined risk management proved to be a particularly strong asset for Endurance this quarter. Excluding catastrophe related losses, all segments of our business performed extremely well. Given our strong performance to date, we expect to meet or exceed the upper end of our return on equity guidance for the full year of 2004 of 15.5% to 17.5%, assuming normal catastrophic losses in the 4th quarter."

Mr. LeStrange continued, "Endurance continues to focus on identifying and developing strong growth opportunities for our shareholders. In September, we acquired the majority of XL Re's surety reinsurance business through a renewal rights purchase agreement. In making this acquisition, we gained access to a profitable line of business without being exposed to any historical liability risk. In September, we also formed an Agricultural Reinsurance business unit, and we see a significant, attractive opportunity in that segment. Recently, we named Mike Fujii to lead our future insurance efforts in the United States. Each of these growth opportunities is an excellent complement to our overall portfolio and strategy."

Gross premiums written were $367.9 million for the quarter ended September 30, 2004, an increase of 13.2% from the $325.1 million in gross premiums written for the third quarter of 2003. For the first nine months of 2004, Endurance had gross premiums written of $1.4 billion, an increase of 7.4% from the $1.3 billion of gross premiums written and acquired in the first nine months of 2003. Earned premiums in the quarter were $409.5 million, an increase of 21.9% from the third quarter of 2003.

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The combined ratio was 103.0% in the third quarter of 2004 compared to 88.5% in the third quarter of 2003. The loss ratio was 75.3% in the quarter compared to 59.2% in the third quarter of 2003. During the third quarter the company incurred losses from Hurricanes Charley, Frances, Ivan and Jeanne, which adversely affected our property catastrophe, property treaty, direct property, and other specialty lines segments. As previously reported, estimated net losses from the four hurricanes is expected to be approximately $115 million. The Company benefited from $50.9 million in positive reserve development for the third quarter of 2004 from prior years, compared to $11.5 million in the third quarter of 2003.

At September 30, 2004, the Company's GAAP shareholder's equity was $1.8 billion or $26.69 per diluted share, up 15.1% from September 30, 2003.

Total assets were $4.9 billion and net cash and invested assets were $3.6 billion, an increase of 47.2% from the third quarter of 2003. Net operating cash flow was $306.7 million in the third quarter of 2004 versus $286.8 million in the third quarter of 2003.

Endurance will host a conference call on Thursday, October 28, 2004 at 8:30 AM Eastern to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 873-8496 (toll-free) or (973) 935-8507 (international). A telephone replay of the conference call will be available through November 11, 2004 by dialing (877) 519-4471 (toll-free) or (973) 341-3080 (international) and entering the pass code: 5204311.

The public may access a live broadcast of the conference call at the "Investors" section of Endurance's website, www.endurance.bm.

A copy of the Company's financial supplement for the third quarter of 2004 will be available on the Company's website at http://www.endurance.bm shortly after the release of earnings.

Operating income and annualized operating return on average equity are non-GAAP measures. A reconciliation of these measures to net income is provided on the attached table entitled "Reconciliation".

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance currently writes property per risk treaty reinsurance, property catastrophe reinsurance, casualty treaty reinsurance, property individual risks, casualty individual risks, and other specialty lines. Endurance's operating subsidiaries have been assigned a group rating of A (Excellent) from A.M. Best, A2 by Moody's and A- from Standard & Poor's. Endurance's headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "expect," "intend," "plan," "believe," "project," "anticipate," "seek," "will," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2003.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                           CONSOLIDATED BALANCE SHEETS

                   AT SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

        (in thousands of United States dollars, except per share amounts)

                                                                 September 30,   December 31,
                                                                     2004           2003
                                                                 -------------   ------------
Assets                                                            (UNAUDITED)      (AUDITED)
Cash and cash equivalents                                         $  358,785      $  150,923
Fixed maturity investments available for sale, at fair value       3,210,428       2,523,309
Investments in other ventures, under equity method                    78,608              --
Premiums receivable, net                                             647,427         518,539
Deferred acquisition costs                                           217,078         183,387
Securities lending collateral                                        284,450              --
Prepaid reinsurance premiums                                           7,057           2,335
Losses recoverable                                                    22,627           1,442
Accrued investment income                                             27,787          20,434
Intangible assets                                                     31,405          32,407
Other assets                                                          41,651          26,188
                                                                  ----------      ----------
Total Assets                                                      $4,927,303      $3,458,964
                                                                  ==========      ==========

Liabilities
Reserve for losses and loss expenses                              $1,448,962      $  833,158
Reserve for unearned premiums                                      1,033,341         824,685
Securities lending payable                                           284,450              --
Reinsurance balances payable                                          25,517          23,977
Long term debt                                                       247,775         103,029
Net payable for investments purchased                                 76,375              --
Other liabilities                                                     40,059          29,300
                                                                  ----------      ----------
Total Liabilities                                                  3,156,479       1,814,149
                                                                  ----------      ----------

Shareholders' Equity
Common shares
   61,680 issued and outstanding (2003 - 63,912)                      61,680          63,912
Additional paid-in capital                                         1,123,280       1,189,570
Accumulated other comprehensive income                                35,846          46,068
Retained earnings                                                    550,018         345,265
                                                                  ----------      ----------
Total Shareholders' Equity                                         1,770,824       1,644,815
                                                                  ----------      ----------

Total Liabilities and Shareholders' Equity                        $4,927,303      $3,458,964
                                                                  ==========      ==========

Book Value per Common Share
Dilutive common shares outstanding                                    66,344          68,445
Diluted book value per common share                               $    26.69      $    24.03
                                                                  ==========      ==========

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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

        (in thousands of United States dollars, except per share amounts)

                                                 Quarter Ended                   Nine Months Ended
                                           -------------------------       -----------------------------
                                            Sept 30,        Sept 30,         Sept 30,         Sept 30,
                                              2004           2003              2004             2003
                                           ---------       ---------       -----------       -----------
Revenues
Gross premiums written and acquired        $ 367,865       $ 325,070       $ 1,439,157       $ 1,339,841
                                           =========       =========       ===========       ===========

Net premiums written and acquired          $ 357,700       $ 324,405       $ 1,425,306       $ 1,336,808
Change in unearned premiums                   51,787          11,425          (204,006)         (518,859)
                                           ---------       ---------       -----------       -----------

Net premiums earned                          409,487         335,830         1,221,300           817,949
Net investment income                         30,978          18,736            84,597            49,758
Net realized gains (losses)  on sales            814            (932)            5,376             6,985
of investments
                                           ---------       ---------       -----------       -----------
Total revenues                               441,279         353,634         1,311,273           874,692
                                           ---------       ---------       -----------       -----------

Expenses
Losses and loss expenses                     308,255         198,665           719,472           468,341
Acquisition expenses                          81,147          69,382           249,332           161,423
General and administrative expenses           32,533          28,905            96,837            71,448
Amortization of intangibles                      882             944             2,770             2,294
Net foreign exchange (gains) losses           (3,089)         (2,123)            2,949            (6,717)
Interest expense                               3,771           1,013             5,433             3,393
                                           ---------       ---------       -----------       -----------
Total expenses                               423,499         296,786         1,076,793           700,182
                                           ---------       ---------       -----------       -----------

Income before income taxes                    17,780          56,848           234,480           174,510
Income tax benefit (expense)                   9,068            (305)            7,996                25
                                           ---------       ---------       -----------       -----------
Net income                                 $  26,848       $  56,543       $   242,476       $   174,535
                                           =========       =========       ===========       ===========

Per share data

Weighted average number of common and
common equivalent shares outstanding:
Basic                                         62,043          64,414            63,149            62,557
Diluted                                       66,476          67,795            67,708            65,166
Basic earnings per share                   $    0.43       $    0.88       $      3.84       $      2.79
                                           =========       =========       ===========       ===========
Diluted earnings per share                 $    0.40       $    0.83       $      3.58       $      2.68
                                           =========       =========       ===========       ===========

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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                          CONSOLIDATED FINANCIAL RATIOS

                                                   Quarter Ended               Nine Months Ended
                                              -----------------------       -----------------------
                                              Sept 30,       Sept 30,       Sept 30,       Sept 30,
                                                2004           2003           2004           2003
                                              --------       --------       --------       --------
GAAP Ratios
Loss ratio                                        75.3%          59.2%          58.9%          57.3%
Acquisition expense ratio                         19.8%          20.7%          20.4%          19.7%
General and administrative expense ratio           7.9%           8.6%           7.9%           8.7%
                                              --------       --------       --------       --------
     Combined ratio                              103.0%          88.5%          87.2%          85.7%
                                              ========       ========       ========       ========

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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                                 RECONCILIATION

                     (in thousands of United States dollars)

The following is a reconciliation of the Company's net income to operating income and annualized operating return on average equity (both of which are non-GAAP measures) for the quarter and nine months ended September 30, 2004 and 2003:

                                                           Quarter Ended                       Nine Months Ended
                                                   ------------------------------        ------------------------------
                                                    Sept 30,            Sept 30,           Sept 30,           Sept 30,
                                                      2004                2003               2004               2003
                                                   -----------        -----------        -----------        -----------
Net Income                                         $    26,848        $    56,543        $   242,476        $   174,535
Add (Less) after-tax items:
   Net foreign exchange (gains) losses                  (2,522)            (1,882)             2,586             (6,306)
   Net realized (gains) losses on investments             (614)               584             (5,056)            (6,815)
                                                   -----------        -----------        -----------        -----------
Operating Income                                   $    23,712        $    55,245        $   240,006        $   161,414
                                                   ===========        ===========        ===========        ===========

   Average equity [a]                              $ 1,751,048        $ 1,556,224        $ 1,707,820        $ 1,391,073
                                                   -----------        -----------        -----------        -----------

Operating return on average equity                         1.4%               3.5%              14.1%              11.6%
                                                   -----------        -----------        -----------        -----------
Annualized operating return on average equity              5.4%              14.2%              18.7%              15.5%
                                                   ===========        ===========        ===========        ===========

[a] Average equity is calculated as the arithmetic average of the beginning and ending equity balances for the stated period.

In presenting the Company's results, management has included and discussed certain non-GAAP measures. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP.

Operating income is an internal performance measure used by the Company in the management of its operations. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. The Company believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company's results of operations in a manner similar to how management analyzes the Company's underlying business performance. Operating income should not be viewed as a substitute for GAAP net income.

The Company presents ROE as a measure that it is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

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